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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                  FORM 8-A/A-2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          AMCAST INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Ohio                                       31-0258080
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

7887 Washington Park Drive, Dayton, Ohio                  45459
----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. / /                                   box. / /

Securities Act registration statement file number to which this form relates:
                                                        n/a
                                                --------------------
                                                  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                      ------------------------------

   Rights to Purchase Preferred Shares             New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              ---------------------
                                (Title of class)


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                                    STATEMENT

         This Form 8-A/Amendment Number 2 is being filed to further amend the Amcast Industrial Corporation (the "Company") Form 8-A originally filed in connection with the Company's Rights Agreement dated as of February 24, 1988 between the Registrant and Bank One, Indianapolis, N.A. The only changes being effected by this amendment are in the cover page which is being refiled herewith to reflect the fact that the rights to purchase preferred shares are being registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       AMCAST INDUSTRIAL CORPORATION



Date: May 6, 1998                      By: /s/ DENIS G. DALY
                                          -------------------
                                          Denis G. Daly
                                          Vice President, General Counsel and
                                          Secretary


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